Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Shareholder Services – Statements and Reports,” “General Information - Independent Registered Public Accounting Firm,” and “Financial Statements and Report of Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated January 21, 2024, and each included in this Post-Effective Amendment No. 17 on the Registration Statement (Form N-1A, File No. 333-264818) of AB Active ETFs, Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated August 28, 2023, with respect to the financial statements and financial highlights of AB International Low Volatility Equity Portfolio (formerly AB International Strategic Core Portfolio) (one of the portfolios constituting AB Cap Fund, Inc.) included in the Annual Report to Shareholders (Form N-CSR) for the year ended June 30, 2023 into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

January 19, 2024